UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding SVB Financial Group’s Annual Meeting of Stockholders to be Held on Thursday, April 23, 2020

SVB Financial Group issued the following press release on April 9, 2020, which relates to its proxy statement dated March 9, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 23, 2020. This supplement should be read along with SVB Financial Group’s proxy statement dated March 9, 2020.

Press Release

SVB Financial Group to Move to Virtual-Only Annual Stockholder Meeting for 2020

SANTA CLARA, Calif., April 9, 2020 — SVB Financial Group (NASDAQ: SIVB) announced today that its 2020 annual meeting of stockholders will be held in virtual format-only due to health concerns surrounding the COVID-19 pandemic. The meeting details are provided below:

Virtual meeting date: Thursday, April 23, 2020

Virtual meeting time: 4:30 p.m. (Pacific Time)

Virtual meeting link: www.virtualshareholdermeeting.com/SIVB2020

As described in previously distributed proxy materials that were issued March 9, 2020, stockholders of record at the close of business on February 24, 2020, are invited to vote their shares and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the annual stockholder meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the annual stockholder meeting.

All stockholders will need their control number to participate, vote or ask questions at the virtual meeting held at www.virtualshareholdermeeting.com/SIVB2020. The control number can be found on proxy cards, voting instruction forms or other notices stockholders previously received. Stockholders will have the opportunity to vote and submit questions during the virtual event using the directions on the meeting website that day. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual event.

About SVB Financial Group

For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world.

SVB Financial Group is the holding company for all business units and groups © 2020 SVB Financial Group. All rights reserved. SVB, SVB >, SVB Financial Group, Silicon Valley Bank, Make Next Happen Now and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

Contact:

Meghan O’Leary

Investor Relations

(408) 654-6364

moleary@svb.com